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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37385, 333-24941, 333-66445, 333-69241, 333-77725, 333-
77723, 333-87301, 333-92257, 333-36278 and 333-36286) pertaining to the 1995
Flexible Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan, the WebLogic, Inc. 1996 Stock Plan and The Theory Center, Inc. Amended, Restated 1999 Stock Option/Stock Issuance Plan and the 2000 Non-Qualified Stock Incentive Plan and the Registration Statements (Form S-3 Nos. 333-58439, 333-63117, 333-66443, 333- 34956, 333-
92085, 333-32348 and 333-40582) of BEA Systems, Inc. of our report dated February 21, 2001, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2001.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 27, 2001